Exhibit 1

Publication of Financial Statements and Annual Reports for the Year Ended 31 December 2019

The following Financial Statements and Annual Reports for the year ended 31 December 2019 are available for viewing:

B.A.T Capital Corporation Annual Report 2019

Reynolds American Inc. Financial Statements 2019

B.A.T. International Finance p.l.c. Annual Report 2019

B.A.T. Netherlands Finance B.V. Financial Report 2019

To view the Financial Statements and Annual Reports, please paste the following URL into the address bar of your browser

http://www.rns-pdf.londonstockexchange.com/rns/0947I_1-2020-3-30.pdf

http://www.rns-pdf.londonstockexchange.com/rns/0947I_4-2020-3-30.pdf

http://www.rns-pdf.londonstockexchange.com/rns/0947I_2-2020-3-30.pdf

http://www.rns-pdf.londonstockexchange.com/rns/0947I_3-2020-3-30.pdf

The full documents have been submitted to the National Storage Mechanism and will shortly be available for inspection at www.morningstar.co.uk/uk/nsm.

Enquiries

British American Tobacco Press Office
+44 (0) 20 7845 2888 (24 hours) | @BATPress

Investor Relations
Mike Nightingale/Victoria Buxton/William Houston/John Harney
+44 20 7845 1180/2012/1138/1263

British American Tobacco p.l.c.
Globe House
4 Temple Place
London WC2R 2PG

30 March 2020